EXHIBIT 10.2

                                 FIRST AMENDMENT
                       TO THE AMENDED EMPLOYMENT AGREEMENT
                     BY AND AMONG FEDERAL TRUST CORPORATION,
                             FEDERAL TRUST BANK, AND
                               JAMES V. SUSKIEWICH

     THIS AMENDMENT TO THE AMENDED EMPLOYMENT AGREEMENT is made and entered into this 9th of February, 1999, by and between Federal Trust Corporation (the
"Company"), Federal Trust Bank (the "Bank"), and James V. Suskiewich (the "Executive");

     WHEREAS, the parties entered into that certain employment agreement, dated December 18, 1998 (the "Agreement");

     WHEREAS the parties mutually desire and deem it necessary to amend the Agreement in certain respects;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Article 1. The parties hereby agree to delete Article 1 of the Agreement and replace it with the following, the underlined portions of which reflect the changes from the hereby deleted Article 1:

         ARTICLE 1. TERM OF EMPLOYMENT

         The Company and the Bank hereby agree to employ Executive and Executive hereby agrees to continue to serve the Company and the Bank, in accordance with the terms and conditions set forth herein, for an initial period of three years, commencing as of the Effective Date of this Agreement, as indicated above. Upon each new day of the three year period of employment from the Effective Date until the Executive's 65th birthday, the term of this Agreement automatically shall be extended for one additional day, to be added to the end of the then-existing three year term. Accordingly, at all times prior to (I) the Executive's attaining age 65 and (ii) a notice of employment termination (or an actual termination), the term of this Agreement shall be three full years. However, either party may terminate this Agreement by giving the other party written notice of intent not to renew. Additionally, the Board of the Bank and of the Company shall, on an annual basis, review this Agreement and document their justification and approval in their respective board minutes. The automatic extensions of the term of this Agreement shall immediately be suspended upon termination of Executive by reason of death, Disability (see Section 6.2), or Retirement (see
         Section  6.1),  or  an  employment   termination  made  voluntarily  by
         Executive (other than for Good Reason pursuant to Section 6.7), or involuntarily for Cause (pursuant to Section 6.5), or for any of the reasons set out in Section 6.6. The provisions applicable to such suspensions of the term of this Agreement are set forth in those Sections pertaining to each of such types of employment termination.

         In the event Executive gives notice of employment termination, the term of this Agreement shall expire upon the ninetieth (90th) day following the delivery to the Company and the Bank of such notice of employment termination. Except as otherwise provided in the following paragraph with respect to a voluntary termination for Good Reason (see Section 6.7), a voluntary employment termination by Executive shall result in the termination of the rights and obligations of the parties under this Agreement; provided, however, that the terms and provisions of Article 9 shall continue to apply.

         In the event the Company and the Bank desire to involuntarily terminate the employment of Executive (for purposes of this Agreement, a voluntary employment termination by Executive for Good Reason shall be treated as an involuntary termination of the Executive's employment without Cause), the Company and the Bank shall each deliver to Executive a notice of employment termination, and the following provisions shall apply:

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                  (a)      In the event the involuntary termination is for Cause
                           (see Section 6.5 herein), the term of this Agreement shall terminate on the 90th day following delivery to Executive of such notice of termination. Such a termination for Cause shall result in the termination of all rights and obligations of the parties under this Agreement; provided, however, that the terms and provisions of Article 9 shall continue to apply, and
                           Section 6.5 shall apply until payments required thereunder have been made.

                  (b) In the event the involuntary termination is without Cause, Executive shall be entitled to receive the severance benefits set forth in Section 6.4 herein;
                           provided,  however,  that the terms and provisions of
                           Article 9 shall continue to apply and Section 6.4 shall apply until payments required thereunder have been made.

         2. Amendment to Article 6, Subsection 5. The parties hereby agree to delete Article 6, Subsection 5, of the Agreement and replace it with the following, the underlined portions of which reflect the changes from the hereby deleted Article 6, Subsection 5:

       6.5 TERMINATION FOR CAUSE. Nothing in this Agreement shall be construed to prevent the Board of the Bank from terminating Executive's employment under this Agreement for "Cause."

         "Cause" shall be determined by the appropriate Board of Directors (determined pursuant to the law of the venue where the conduct or action in question was taken) in the exercise of good faith and reasonable judgment; and shall include termination because of the Executive 's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease- and-desist order, or material breach of any provision of the contract. The Board, by majority vote, shall make the determination of whether Cause exists, after providing the Executive with notice of the reasons the Board believes Cause may exist, and after giving Executive the opportunity to respond to the allegation that Cause exists. In the event this Agreement is terminated by the Board for Cause, the Company shall pay Executive his Base Salary through the effective date of the employment termination and Executive shall immediately thereafter forfeit all rights and benefits (other than vested benefits) he would otherwise have been entitled to receive under this Agreement. The Bank and Executive, thereafter, shall have no further obligations under this Agreement provided, however, that the provisions of Article 9 shall continue to apply.

         IN WITNESS WHEREOF, Executive has executed, the Company (pursuant to a resolution adopted at a duly constituted meeting of the Company's Board of Directors) has executed this Agreement, and the Bank (pursuant to a resolution adopted at a duly constituted meeting of the Bank's Board of Directors) has executed this Agreement as of February 9, 1999.

FEDERAL TRUST CORPORATION                         EXECUTIVE:


By: /s/ George W. Foster                          /s/ James V. Suskiewich
    --------------------                          -----------------------
     George W. Foster, On Behalf of the           James V. Suskiewich
     Board of Directors



FEDERAL TRUST BANK

By:/s/George W. Foster
   -------------------
     George W. Foster, On Behalf of the
     Board of Directors

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